EXHIBIT 4.8


                          GUARANTOR SECURITY AGREEMENT


         THIS GUARANTOR SECURITY AGREEMENT (this "Security Agreement") is made as of the date set forth on the signature page hereof by and between INTELLI-SITE, INC., a Texas corporation, whose chief executive office, chief place of business and mailing address is 8200 Springwood Drive, Suite 230, Irving, Texas 75063 (the "Company"), and BRIAR CAPITAL, L.P., a Texas limited partnership, whose address is 1500 City West Boulevard, Suite 225, Houston, Harris County, Texas 77042 (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, B&B ARMR Corporation, a Delaware corporation ("Borrower") has executed a Revolving Promissory Note dated of even date herewith in the original principal amount of up to $3,000,000 (the "Revolving Promissory Note" and sometimes referred to herein as the "Note") in favor of the Lender;

         WHEREAS, the Company has executed a Guaranty Agreement on even date herewith (the "Guaranty Agreement"), pursuant to which the Company promised to guaranty payment of certain obligations, which obligations are more particularly set forth in the Guaranty Agreement;

         WHEREAS, it is a condition precedent to the obligation of the Lender to fund under the Note that the Company shall have entered into this Security Agreement for the purpose of securing the payment and performance by the Company of its obligations under the Guaranty Agreement;

         WHEREAS, the Company expects to receive a material benefit from the Borrower receiving the Loan;

         NOW, THEREFORE, to induce the Lender to accept the Note from the Borrower, and in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         1.     Defined Terms.

                (a) Unless otherwise defined in this Security Agreement, terms defined in Chapter 9 of the UCC are used in this Security Agreement as defined in Chapter 9 of the UCC.

                (b) As used in this Security Agreement, the following terms shall have the following meanings:

                "Borrower  Security   Agreement"  means  that  certain  security
         agreement dated of even date herewith by and between Borrower and Lender.

                "Collateral" has the meaning specified in Section 2.

                "Equipment" means all "equipment" (as defined in the UCC) wherever located, now or hereafter existing and all parts thereof and all accessions thereto.

                "Event of Default" has the meaning specified in Section 10.


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                "Financing Documents" means the Borrower Security Agreement, the
         Guarantor Security Agreements, the Loan Agreement, the Note, the Guaranty Agreements and any other documents entered into in connection with the Lender loaning monies to the Borrower under the Note.

                "Guarantor Security Agreements" means the respective Guarantor Security Agreements dated of even date herewith between Lender and: (i) Integrated Security Systems, Inc. and (ii) Intelli-Site, Inc.; all as amended from time to time, pursuant to which certain assets of such companies are pledged to Lender to secure the Secured Liabilities as defined in the respective Guarantor Security Agreements.

                "Guarantors"  means  Integrated   Security  Systems,   Inc.  and
         Intelli-Site, Inc.

                "Guaranty Agreements" means those certain Guaranty Agreements dated of even date herewith executed by each of the Guarantors, as each may be amended or supplemented from time to time.

                "Inventory" means all "inventory" (as defined in the UCC) in all of its forms, wherever located, now or hereafter existing and whether acquired by purchase, merger or otherwise, including (a) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished and (b) all raw materials, work in process, all finished goods and all materials and supplies used, consumed or to be used or consumed in the manufacture, packing, shipping, advertising, selling, leasing or production of such inventory, including (whether or not included in such UCC definition) goods in which the Company has an interest in mass or joint or other interest or right of any kind and goods that are returned to or repossessed by the Company and all accessions thereto and products thereof and all documents of title therefor.

                "Loan  Agreement"  means that certain Loan Agreement dated as of
         even  date  herewith  between  Borrower  and  Lender,   as  amended  or
         supplemented from time to time.

                "Note" means that certain Revolving Credit Note dated of even date herewith in the original principal amount of up to $3,000,000 executed by the Borrower in favor of the Lender.

                "Perfection Certificate" means a certificate substantially in the form of Exhibit A to this Security Agreement, completed and supplemented with the schedules and attachments contemplated by such form of certificate to the satisfaction of the Lender, and duly executed by an officer or other authorized representative of the Company.

                "Permitted  Collateral  Liens" means (a) the Security  Interest,
         (b) liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are being maintained on the books of the Company in conformity with GAAP, (c) liens (other than liens in favor of landlords or taxing entities) in favor of carriers', warehouseman's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business and not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings, (d) liens in favor of landlords of the Company, provided that all such liens must be subordinated to Lender's Security Interest, (e) liens securing equipment acquired in the ordinary course of business under equipment leases or vendor-financed purchases, provided that the Company is current in the payment of all amounts owed under such leases or purchase money financings, (f) nonconsensual liens and rights of financial institutions in checking, savings, money market and similar accounts opened and maintained by the Company in the ordinary course of business, and (g) liens subordinated to Lender pursuant to security agreements acceptable to Lender.


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

                "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of the Company against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

                "Receivables" means all "accounts", "chattel paper", "instruments", "documents", "general intangibles" (including "payment intangibles") (as each such term is defined in the UCC) and other obligations owed to the Company of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not evidenced by a written agreement, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts including support agreements (as such term is defined in the UCC) (all such written or unwritten agreements, security agreements, leases and other contracts, including all support agreements, being the "Related Contracts"), securing or otherwise relating to any such accounts, chattel paper, instruments, documents, general intangibles or other obligations.

                "Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether now or hereafter owed jointly or severally or as principal debtor, guarantor, surety or otherwise or as the equivalent obligor under the laws of any jurisdiction) of the Guarantors or the Borrower to the Lender, including, without limitation, under any of the Financing Documents, together with:

                       (i) all costs, charges and expenses incurred by the Lender in connection with or arising out of the protection, preservation or enforcement of the Lender's rights under the Financing Documents;

                       (ii)  any  modification,   renewal  or  extension  of  or
                increase in any of those obligations or liabilities;

                       (iii) any claim for damages or  restitution  in the event
                of rescission of any of those obligations or liabilities or otherwise in connection with the Financing Documents;

                       (iv) any claim against the Borrower or the Company flowing from the recovery by the Borrower or the Company of a payment or discharge in respect of any of those obligations or liabilities on grounds of preference or otherwise;

                       (v) all other amounts now or in the future owed by the Borrower to the Lender; and


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

                       (vi)  any  amounts  that would be  included in any of the
                foregoing but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency, bankruptcy or other proceedings.

                "Security Interest" means the security interest granted in accordance with Section 2, as well as all other security interests created or assigned as additional Collateral for the Secured
         Liabilities in accordance with the provisions of this Security Agreement or otherwise.

                "UCC" means the Uniform Commercial Code in effect from time to time in the State of Texas; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Security Agreement relating to such perfection or effect of perfection or non-perfection.

         2.     Security Interest.

                (a) In order to secure the full and punctual payment of the Secured Liabilities in accordance with the terms thereof, including, without limitation, to secure the performance of all of the obligations of the Company under the Guaranty and this Security Agreement, the Company hereby grants and assigns to the Lender a continuing security interest in and to all right, title and interest of the Company in all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

                           (i)    Equipment;

                           (ii)   Inventory;

                           (iii)  Receivables;

                           (iv)   Related Contracts; and

                           (v) All Proceeds of or substitutions for all or any of the Collateral described in Clauses (i), (ii), (iii) and
                (iv) of this Section 2(a).

                (b) The Security Interest is granted as security only and shall not subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of the Company with respect to any of the Collateral or any transaction in connection therewith.

                (c) The inclusion of Proceeds in this Security Agreement does not authorize the Company to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized by the Financing Documents.

         3. Representations and Warranties. The Company represents and warrants as follows:

                (a) The exact legal name of the Company, as the legal name appears in the Company's articles of incorporation (or similar organizational document filed with the State of its origin) as of the date of this Security Agreement, is as set forth in the introductory paragraph of this Security Agreement. The Company has no other tradename except as listed on the Perfection Certificate.


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

                (b) The place of business or, if the Company has more than one place of business, the chief executive office is located at the address of the Company specified in the Perfection Certificate.

                (c) All of the Company's Inventory and Equipment is located at the places specified in paragraph 2(c) of the Perfection Certificate attached to this Security Agreement. Except as set forth on the Perfection Certificate, the Company has exclusive possession and control of the Inventory and Equipment.

                (d) The office where the Company keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, is located at the address of the Company specified in paragraph 2(b) of the Perfection Certificate. None of the Receivables is evidenced by a promissory note or other instrument.

                (e) The Company owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the Permitted Collateral Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed relating to Permitted Collateral Liens.

                (f) This Security Agreement creates a valid and perfected first priority security interest in the Collateral (except with respect to Permitted Collateral Liens), securing the payment of the Secured Liabilities, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                (g) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Company of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by the Company, or (ii) for the perfection of or the exercise by the Lender of their rights and remedies under this Security Agreement, including without limitation, the filing of a UCC-1 financing statement.

                (h) The Company is "located" (as such term is defined and used in the UCC) in its jurisdiction of incorporation specified in the Perfection Certificate.

                (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Company's jurisdiction of incorporation, qualified to do business in all jurisdictions in which the nature of the business conducted by the Company makes such qualification necessary and where failure so to qualify would otherwise have a material adverse effect on the Company's financial condition, or the Company's ability to perform all the Company's obligations under this Security Agreement and the other Financing Documents to which the Company is a party.

                (j) The Company is not in violation of any applicable law, which violations, individually or in the aggregate, would affect the Company's performance of any obligation under this Security Agreement or the other Financing Documents to which the Company is a party; there is no litigation before any court or governmental authority now pending or (to the Company's knowledge after reasonable inquiry) threatened against the Company which, if adversely determined, could reasonably be expected to have a material adverse effect on the Company's financial condition, or ability to perform all the Company's obligations under this Security Agreement and the other Financing Documents to which the Company is a party.


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

                (k) The Company is the holder of all governmental approvals, permits and licenses required to permit the Company to conduct its business as currently conducted and to enter into and perform the Company's obligations under this Security Agreement and the other Financing Documents to which the Company is a party.

                (l) None of the execution and delivery of this Security Agreement, the consummation of the transactions contemplated in this Security Agreement or the other Financing Documents to which the Company is a party, or compliance with the terms and provisions of this Security Agreement or the other Financing Documents to which the Company is a party will conflict with or result in a breach of, or require any consent under, the Company's charter or bylaws, or any applicable law, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which the Company or any of the Company's respective assets are subject, or constitute a default under any such agreement or instrument.

                (m) The Company has all necessary power and authority to execute, deliver and perform the Company's respective obligations under this Security Agreement and the other Financing Documents to which the Company is a party; the Company's execution, delivery and performance of this Security Agreement and the other Financing Documents to which the Company is a party has been duly authorized by all necessary action on the Company's part; and this Security Agreement and the other Financing Documents to which the Company is a party have been duly and validly executed and delivered by the Company and each constitutes the Company's legal, valid and binding obligation, enforceable in accordance with its and their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

         4. Places of Business. The Company will notify the Lender promptly of the addition or discontinuance of any place of business or any change in the address of its principal or any other place of business. None of the Collateral shall be removed from the locations specified herein or in the Perfection Certificate, as from time to time supplemented, unless the Lender is given thirty (30) days prior written notice of such removal, which notice shall state the location or locations to which said Collateral will be removed. The Company warrants that all of the Collateral is and shall continue to be located at the locations set forth herein, in the Perfection Certificate or such other locations of which the Lender receives notice in accordance with this Section.

         5. Encumbrances. The Company will not create, incur, assume, or suffer to exist now or at any time throughout the duration of the term of this Security Agreement, any lien, security interest or other encumbrances against the Collateral, whether now owned or hereafter acquired, except for liens in favor of the Lender, any Permitted Collateral Liens, and any other liens allowed in writing by the Lender. If such a lien, security interest or other encumbrance is not a Permitted Collateral Lien, then the Company will notify the Lender of any lien, security interest or other encumbrance securing an obligation against the Collateral, and will defend the Collateral against such claim, lien, security interest or other encumbrance adverse to the Lender.


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         6.     Maintenance  of  Collateral.  The  Company  shall  preserve  the
Collateral for the benefit of the Lender. Without limiting the generality of the foregoing, the Company shall:

                (a) make all such repairs, replacements, additions and improvements to its Equipment as in its judgment are necessary to permit the Company's business to be properly and advantageously conducted at all times;

                (b) preserve all beneficial contract rights to the extent commercially reasonable and related to the Collateral;

                (c) in conjunction with, and at the direction of, the Lender, take commercially reasonable steps to collect all Receivables; and

                (d) pay all taxes, assessments or other charges on the Collateral when due, unless the amount or validity of such taxes, assessments or charges are being contested in good faith by appropriate proceedings and reserves have been provided on its books with respect thereto in conformity with generally accepted accounting principles.

         Nothing contained herein shall be construed to prohibit the Company from buying and selling Inventory or Equipment in the ordinary course of business; provided, however, any Equipment sold is replaced by new Equipment.

         7.     Additional Provisions Concerning the Collateral.

                (a) The Company authorizes the Lender to file, without the signature of the Company, where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral, all in the discretion of the Lender.

                (b) The Company hereby irrevocably appoints the Lender as its attorney-in-fact (which power of attorney is coupled with an interest) and proxy, with full authority in the place and stead of the Company and in its name or otherwise, from time to time in the Lender's discretion, to take any action or execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation: (i) to obtain and adjust insurance required to be paid to the Lender pursuant to
         Section 8 hereof; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (i) or clause
         (ii) above; (iv) to sign the Company's name on any invoice or bill of lading relating to any account, on drafts against customers, on schedules and assignments of accounts, on notices of assignment, financing statements and other public records, on verification of accounts and on notices to customers (including notices directing customers to make payment directly to the Lender); (v) during the continuation of an Event of Default hereunder, to notify the postal authorities to change the address for delivery of its mail to an address designated by the Lender, to receive, open and process all mail addressed to the Company; (vi) to send requests for verification of accounts to customers; and (vii) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral. The Company hereby ratifies and approves in advance all acts of said attorney; and so long as the attorney acts in good faith and without gross negligence it shall have no liability to the Company for any act or omission as to such attorney.


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

                (c) If the Company fails to perform any agreement contained herein, the Lender may perform, or cause performance of, such agreement or obligation, and the costs and expenses of the Lender incurred in connection therewith shall be payable by the Company immediately upon demand by Lender, and shall bear interest at the rate set forth in
         Section 2.02(b) of the Loan Agreement.

                (d) The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                (e) Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts and agreements relating to the Collateral, to the extent set forth therein, to perform all of its obligations thereunder, to the same extent as if this Security Agreement had not been executed; (ii) the exercise by the Lender of any of its rights hereunder shall not release the Company from any of its obligations under the contracts and agreements relating to the
         Collateral; and (iii) the Lender shall not have any obligation or liability by reason of this Security Agreement under any contracts and agreements relating to the Collateral, nor shall the Lender be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                (f) The Company will maintain (A) the location of its place of business and its chief executive office (if it has more than one place of business) and (B) the location where the Company keeps or holds any Collateral or records relating thereto at (1) the applicable locations described in the Perfection Certificate, or (2) at locations within other States if, prior to such relocation, the Company shall have given the Lender not less than thirty (30) days' notice thereof.

                (g) Until the Secured Liabilities are paid in full, the Company agrees that the Company will (i) preserve the Company's corporate existence and not, in one transaction or a series of related transactions, convert to a different type of entity, merge into or consolidate with any other entity, or sell all or substantially all of its assets; (ii) not change the state of the Company's incorporation; and (iii) not change the Company's name or identity in any manner, unless in the case of this clause (iii) only, the Company shall have given the Lender not less than forty-five (45) days prior notice thereof.

         8. Insurance. The Company shall maintain insurance covering the Collateral with financially sound and reputable insurers satisfactory to the Lender against such risks as are customarily insured by a business in the same or a similar industry and similarly situated for an amount not less than the full replacement value of such Collateral. In addition, the Company shall maintain errors and omissions insurance with financially sound and reputable insurers satisfactory to the Lender. All such insurance policies covering property on and after the date such property becomes subject to the Security Interest shall be written so as to be payable in the event of loss to the Lender, and shall provide for at least thirty (30) days prior written notice to the Lender prior to the cancellation or modification of each such policy. At the request of the Lender, all insurance policies covering property subject to the Security Interest shall be furnished to and held by the Lender. If, while any Secured Liabilities are outstanding, any proceeds with respect to any casualty loss are paid to the Lender under such policies on account of such casualty loss, and no default has occurred and is continuing, the Lender will pay over such proceeds in whole or in part to the Company, for the purpose of repairing or replacing the Collateral destroyed or damaged, with any such repaired or replaced Collateral to be secured by this Security Agreement. If an Event of Default has occurred and is continuing, the Lender may apply the proceeds as Lender deems fit, subject to applicable law and the terms of the Financing Documents, and may cancel, assign or surrender any such insurance policies.

         9. Fixtures. It is the intention of the parties hereto that none of the Equipment, machinery or other property securing the Secured Liabilities hereunder shall become fixtures.

         10.    Default.   Any  one  or  more  of  the  following  events  shall
constitute an event of default (an "Event of Default"):

                (a) any representation or warranty made or deemed made by the Company in this Security Agreement or any other Financing Documents shall prove to have been incorrect, false, incomplete or misleading; or

                (b) any representation or warranty made or deemed made by the Borrower in any of the Financing Documents shall prove to have been incorrect, false, incomplete or misleading; or

                (c) the Company shall breach or fail to perform or observe any term, covenant or agreement contained in this Security Agreement or any other Financing Document and such failure shall continue beyond any grace period contained in this Security Agreement or any other Financing Document, as may be applicable; or

                (d) the Borrower shall breach or fail to perform or observe any term, covenant or agreement contained in any Financing Document and such failure shall continue beyond any grace period contained in any such applicable Financing Document; or

                (e) the occurrence and continuance of an "Event of Default" under the Loan Agreement.

         11.    Remedies.

                (a) Upon the occurrence of an Event of Default and at any time or times during the continuance thereof, unless such Event of Default shall have been cured within the applicable time period, if any, or waived in writing by the Lender, and subject to the provisions of applicable law, the Lender may exercise any one or more of the following remedies:

                       (i) The Lender shall have full power and authority to sell or otherwise dispose of the Collateral or any part thereof. Any such sale or other disposition, subject to the provisions of applicable law, may be by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as the Lender may determine. Except as required by law, such sale or other disposition and such notice will be deemed to have been sufficiently given if such notice is hand-delivered or mailed postage prepaid, at least ten (10) days before the time of such sale or other disposition, to the Company at its address as specified in the Security Agreement. To the extent permitted by law, the Lender may buy any or all of the Collateral upon any sale thereof. To the extent permitted by law, upon any such sale or sales, the Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any claim of redemption and any similar rights being hereby expressly waived and released by the Company. In connection with any such sale, the Lender shall be permitted to limit its warranties to the maximum extent provided in the UCC. After deducting all reasonable costs and expenses of collection, custody, sale or other disposition or delivery (including legal costs and reasonable attorneys' fees) and all other charges due against the Collateral, the residue of the proceeds of any such sale or other disposition shall be applied to the payment of the Secured Liabilities, except as otherwise provided by law or directed by any court of competent jurisdiction, and any surplus after the payment in full of the Secured Liabilities shall be returned to the Company, except as otherwise provided by law or any such court. The Company shall be liable for any deficiency in payment of the Secured Liabilities, including all reasonable costs and expenses of collection, custody, sale or other disposition or delivery and all other charges due against the Collateral, as herein enumerated.

                       (ii) The Lender may notify an account debtor of the Company to make payment to the Lender whether the Company or the Lender were previously making collections on any of the accounts receivable; and the Lender may also take control of any proceeds from any Collateral.

                       (iii) At any time  whether or not an Event of Default has
                occurred, with or without notice, the Lender is authorized to offset and charge against any other credits and obligations ever owed by the Lender to the Company, any amount for which the Company may become obligated to the Lender at any time, whether under the Financing Documents or otherwise. The obligations secured by the Security Interest granted and by the Lender's right of offset includes all obligations of any kind or type now or hereafter arising, owed by the Company to the Lender, whether liquidated or unliquidated, direct or indirect, contingent or not.

                       (iv) The Lender may commence proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver-manager) of the Collateral or of any part thereof or may by instrument in writing appoint any person to be a receiver of the Collateral or any part thereof and may remove any receiver so appointed by the Lender and appoint another in his stead; and any such receiver appointed by instrument in writing shall have power (a) to take possession of the Collateral or any part thereof, (b) to carry on the business of the Company, (c) to borrow money on the security of the Collateral in priority to this Security Agreement to the extent required for the maintenance, preservation or protection of the Collateral or any part thereof or for the carrying on of the business of the Company, and (d) to sell lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine; provided that any such receiver shall be deemed the agent of the Company and the Lender shall not be in any way responsible for any misconduct or negligence of any such receiver.

                       (v) The Lender shall have all other rights and remedies of a secured party provided under the UCC.

                       (vi) The Lender shall have all other rights and remedies allowed at law and/or in equity.

                (b)    It is provided,  however, that in the Lender's efforts in
         collection  on  the  Collateral,   the  Company  shall  be  liable  and
         responsible for any deficiency.

         12. Limitation on Duty of the Lender in Respect of Collateral. The powers conferred on the Lender under this Security Agreement are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. Except for reasonable care in the custody of any Collateral in the Lender's possession and the accounting for moneys actually received by the Lender under this Security Agreement, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in the Lender's possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other bailee selected by the Lender in good faith. Except as otherwise expressly provided in this Section 12, the Company has the risk of loss of the Collateral. Further, the Lender has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral. The Lender shall have no obligation to clean up or otherwise prepare the Collateral for sale.

         13. Concerning Lender. In furtherance and not in derogation of the rights, privileges and immunities of the Lender set forth in the other Financing
Documents:

                (a) The Lender is authorized to take all such action as is provided to be taken by the Lender under this Security Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Security Agreement (including the timing and methods of realization upon the Collateral), the Lender shall act or refrain from acting in the Lender's sole discretion.

                (b) The Lender shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on the Lender's part under this Security Agreement. The Lender shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by the Company.

         14. Payment of Taxes, Charges, Etc. The Lender, at its option, after notice to the Company, may discharge any taxes, charges, assessments, security interest, liens or other encumbrances upon the Collateral or otherwise protect the value thereof. All such expenditures incurred by the Lender shall become payable by the Company to the Lender upon demand, shall bear interest at the highest legal rate from the date incurred to the date of payment, and shall be secured by the Collateral.

         15. Waivers. To the extent permitted by law, the Company hereby waives demand for payment, notice of dishonor or protest and all other notices of any kind in connection with the Secured Liabilities except notices required hereby, by law or by any other agreement between the Company and the Lender. The Lender may release, supersede, exchange or modify any Collateral or security which it may from time to time hold and may release, surrender or modify the liability of any third party without giving notice hereunder to the Company. Such modifications, changes, renewals, releases or other actions shall in no way affect the Company's obligations hereunder.

         16. Transfer Expenses, Etc. The Company will pay, indemnify and hold the Lender harmless from and against all costs and expenses (including taxes, if any) arising out of or incurred in connection with any transfer of Collateral into or out of the name of the Lender and all reasonable costs and expenses, including reasonable legal fees, of the Lender arising out of or incurred in connection with this Security Agreement.

         17. Termination. This Security Interest shall terminate following the full payment, satisfaction, or discharge of all Secured Liabilities. Upon such termination, the Lender will deliver to the Company appropriate UCC termination statements with respect to Collateral so released from the Security Interest for filing with each filing officer with which UCC financing statements have been filed by the Lender to perfect the Security Interest in such Collateral.

         18. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns.

         19. Severability of Provisions. Any provision of any Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Financing Document or affecting the validity or enforceability of such Financing Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         20.    Submission to Jurisdiction.

                (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT AND THE OTHER FINANCING DOCUMENTS TO WHICH THE COMPANY IS A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF THE COMPANY'S PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY PURSUANT TO SECTION 22, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING IN THIS SECURITY AGREEMENT SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) OF THIS SECTION 20 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         21. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS SECURITY AGREEMENT OR ARISING FROM OR RELATING TO ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         22. Notice. Any notice or communication required or permitted hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage fully prepaid, registered or certified mail, and addressed to the intended recipient at the address set forth on the signature page of this Security Agreement. Any address for notice may be changed by written notice delivered as provided herein.

         23. Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS, OR REMEDIES UNDER THIS SECURITY AGREEMENT, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

         24. Controlling Agreement. This Security Agreement, as a Financing Document, is one of the "Security Instruments" referred to in the Loan Agreement. To the extent of any conflict with the terms, provisions, representation or warranties of this Security Agreement and the Loan Agreement, the Loan Agreement controls.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date indicated below each signature.

COMPANY:

INTELLI-SITE, INC., a
Texas corporation


By: /S/ C.A. Rundell, Jr.
    -----------------------------------
    C.A. Rundell, Jr., Chairman and CEO

Address:   8200 Springwood Drive, Suite 230
           Irving, Texas 75063

Date:  November 10, 2004


LENDER:

BRIAR CAPITAL, L.P.,
a Texas limited partnership


By:  Briar Capital General, LLC,
     a Texas limited liability company,
     its general partner


     By: /S/ Frank Goldberg
         -------------------
         Frank Goldberg, CEO

Address:   1500 City West Boulevard
           Suite 225
           Houston, Texas 77042
           Fax No.: (832) 251-1500
           Telephone No.: (713) 532-3430

Date:  November 10, 2004

                                   EXHIBIT "A"

                             PERFECTION CERTIFICATE

         The   undersigned,   the  Chairman  and  Chief  Executive   Officer  of
INTELLI-SITE, INC., a Texas corporation (the "Grantor"), hereby certifies, in connection with the Security Agreement, dated as of November 10, 2004 (the "Security Agreement"; initial capitalized terms used but not defined in this Perfection Certificate shall have the meanings ascribed to such terms in the Security Agreement), executed by Grantor in favor of BRIAR CAPITAL, L.P., a Texas limited partnership ("the Lender"), to the Lender as follows:

         1. Name. (a) The exact legal name of Grantor, as the legal name appears in Grantor's articles of incorporation as of the date of this Perfection Certificate, is as follows: INTELLI-SITE, INC.

         (b) The following is a list of all other names (including trade names or similar appellations) used by Grantor or any of its divisions or other business units at any time since its date of incorporation:

                INNOVATIVE SECURITY SYSTEMS, INC. (name change effective October 2, 1998)

         (c) The jurisdiction of organization of Grantor is Texas; its organizational identification number issued by the State of Texas is 0126417200; its state taxpayer identification number is 17524868027; and its federal taxpayer identification number is 75-2486802.

         2. Current Location. (a) The only place of business of Grantor, or if Grantor has more than one, its chief executive office, is located at the following address:

         Street Address:       8200 Springwood Drive, Suite 230
                               Irving, Texas 75063

         Mailing Address:      8200 Springwood Drive, Suite 230
                               Irving, Texas 75063

         (b) The following are all the locations where Grantor maintains any books or records relating to any Collateral (if more than one location, please attach additional pages including all addresses):

         Street Address:       8200 Springwood Drive, Suite 230
                               Irving, Texas 75063

         (c) The following are all the locations where Grantor maintains any Inventory or Equipment (if more than two locations, please attach additional pages including all addresses):

         Street Address:       8200 Springwood Drive, Suite 230
                               Irving, Texas 75063

         (d) The following are all the locations outside the State of Texas where Grantor maintains or has maintained any Inventory, Equipment or other tangible personal property or any office since its incorporation:

         Street Address:       None.


         EXECUTED this 10th day of November, 2004.


                                       INTELLI-SITE, INC., a Texas corporation


                                       By: /S/ C.A. Rundell, Jr.
                                           ---------------------------
                                           C.A. Rundell, Jr., Chairman